UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2011

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA 15203

(Address of Principal Executive Offices) (Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 31, 2011, DynaVox Inc. issued a press release announcing its results of operations for the fiscal quarter and fiscal year ended July 1, 2011. The press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, the information under this Item 2.02 and the exhibit contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On August 30, 2011, the Board of Directors of DynaVox Inc. approved a resolution to increase the number of Directors that constitutes the entire Board of Directors from nine (9) to ten (10) and appointed Michael J. Regan to the Board of Directors effective as of the next full Board of Directors meeting, which is scheduled for September 13, 2011. Mr. Regan is the former vice chairman and chief administrative officer of KPMG LLP. Mr. Regan will stand for election by the shareholders at DynaVox Inc.’s 2012 Annual Meeting of Shareholders.

Mr. Regan has also been appointed as a member of the Audit Committee of the Board of Directors.

As of the effective date of his appointment to the Board, Mr. Regan will become eligible to receive equity and cash compensation in accordance with previously adopted compensation arrangements for non-employee Directors as disclosed in DynaVox Inc.’s Proxy Statement filed with the Securities and Exchange Commission on October 15, 2010. In addition, it is anticipated that Mr. Regan will receive on the effective date of his appointment a one-time award of restricted stock of DynaVox Inc. with a value of approximately $15,000.

Item 9.01 - Financial Statement and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

By:	/s/ Kenneth D. Misch
	Name:	Kenneth D. Misch
	Title:	Chief Financial Officer

Date: August 31, 2011

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